Exhibit 4.1

ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

November 3, 2017

-i-

ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of November 3, 2017, by and among Arcus Biosciences, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors” and the Key Holders (as defined below), each of whom is herein referred to as a “Key Holder.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof, and/or shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof, and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of August 15, 2016, by and among the Company, certain holders of Common Stock, par value $0.0001 per share (the “Common Stock”), and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the outstanding Registrable Securities, not including the Key Holders’ Stock (as such terms are defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of a majority of the outstanding Registrable Securities, not including the Key Holders’ Stock, desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Series C Agreement”), which provides that as a condition to the closing of the sale of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding a majority of the outstanding Registrable Securities and the Company and the Key Holders.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

AGREEMENT

1.    Registration Rights. The Company and the Investors covenant and agree as follows:

1.1    Definitions. For purposes of this Section 1:

(a)    “Affiliate” means, with respect to a Holder, such Holder’s principal or any other Person who, directly or indirectly, controls, is controlled by, or is under common control with the Holder or such Holder’s principal, including, without limitation, any Affiliated Fund of the Holder and any trustee of the Holder. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Holder, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Holder;

(b)    “Affiliated Fund” means, with respect to a Holder that is a limited liability company, a limited liability partnership or a limited partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Holder, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Holder;

(c)    “Competitor” means a person or entity engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)) in the business of the Company, but shall not include (i) any financial investment firm or collective investment vehicle solely by virtue of its ownership (and/or its Affiliates’ ownership) of an equity interest in any Competitor held solely for investment purposes or (ii) GV or any of its affiliated funds, solely as a result of any affiliation between such fund and Alphabet Inc. (including any Affiliate of Alphabet Inc.);

(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(e)    “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered;

(f)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(g)    “Founders” means Terry Rosen and Juan C. Jaen;

(h)    “GV” means, collectively, GV 2016, L.P. and GV 2017, L.P.;

(i)    “Holder” means any Investor or Key Holder owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(j)    “IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock;

(k)    “Key Holders” means (i) The Rosen 1996 Family Trust Dated June 28, 1996 and (ii) Juan Carlos Jaen and Anita Galeana, as trustees of the Juan Carlos Jaen and Anita Galeana 2000 Trust;

(l)    “Key Holders’ Stock” means the shares of Common Stock issued to the Key Holders;

(m)    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,300,000 shares of the Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like);

(n)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity;

(o)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(p)    “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, (ii) the Key Holders’ Stock, provided, however, that for the purposes of Section 1.2, 1.4 and 1.13, the Key Holders’ Stock shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

(q)    The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(r)    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time hereafter;

(s)    “SEC” means the Securities and Exchange Commission; and

(t)    “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2    Request for Registration.

(a)    If the Company shall receive at any time after the earlier of (i) five years after the date of this Agreement or (ii) six months after the effective date of the IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $20,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c)    Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in an IPO or an Excluded Registration).

(d)    In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)    After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)    During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3    Company Registration.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

(b)    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4    Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than 30% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $10,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, in which case the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) if the Company has already effected three registrations on Form S-3 for the Holders pursuant to this Section 1.4; (vi) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vii) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c)    subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c)    Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e)    Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(h)    Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(i)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j)    Make generally available to its security holders, and deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

1.6    Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them (not to exceed $50,000) with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be.

1.8    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Key Holder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, members, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and the partners, members, officers, directors and stockholders of each such holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) and any amounts payable under subsection 1.10(d) together exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under the Exchange Act . With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)    furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 1,000,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 1,000,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s or Founder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive and foster relationships), or (v) that is a trust for the benefit of an individual Holder or Founder or such Holder’s or Founder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14    Lock-Up Agreement.

(a)    Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, held immediately before the effective date of the registration statement for such offering (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with FINRA Rule 2711 or NYSE Rule 472(f) or any successor provisions) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)    Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all greater than 1% stockholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

(c)    Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)    Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial public offering subject to this Section 1.14.

(e)    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS, SUBJECT TO EXTENSION, AFTER THE CORPORATION’S INITIAL PUBLIC OFFERING, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE CORPORATION’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

1.15    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) three (3) years following the consummation of an IPO, (ii) with respect to any Holder, at such time after the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration and such Holder’s shares represent less than 1% of the Common Stock of the Company then outstanding (calculated on an as-converted basis), or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.    Covenants of the Company.

2.1    Delivery of Financial Statements. The Company shall, promptly following any request by a Major Investor, deliver to such Major Investor (other than a Major Investor reasonably deemed by the Company to be a Competitor of the Company):

(a)    as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period of time as may be required by the Company’s independent public accountants), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b)    within 45 days after the end of each quarter of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, in reasonable detail;

(c)    within 30 days after the end of each of the four (4) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period (including, in the case of convertible debt securities, the face amount, issue date, maturity date, interest rate, conversion discount and valuation cap to the extent applicable), the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d)    within 30 days from the start of each fiscal year, a budget and business plan for such fiscal year; and

(e)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 2.1 to provide information which (i) it reasonably considers to be a trade secret or similarly highly confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.2    Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a Competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3    Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)    The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)    Within 15 days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of (A) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (B) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board of Directors of the Company. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. At the expiration of such fifteen (15) calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c)    The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)    The right of first offer in this Section 2.3 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series C Preferred Stock to Purchasers pursuant to

Subsection 1.2(c) of the Series C Agreement and shares of Common Stock issued or issuable upon conversion thereof. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4    FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

2.5    Key Person Insurance. The Company has as of the date hereof or shall within 120 days of the date hereof obtain from financially sound and reputable insurers term life insurance on the life of each of Terry Rosen and Juan C. Jaen in an amount and on terms reasonably acceptable to GV. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Company’s Board of Directors.

2.6    Termination of Covenants.

(a)    The covenants set forth in Sections 2.1 through Section 2.4 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of an Qualified Public Offering (as defined in the Restated Certificate), or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b)    The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.6(a) above.

3.    Miscellaneous.

3.1    Termination. This Agreement shall terminate, and have no further force and effect, upon the earlier of (i) the liquidation, dissolution or winding up of the Company, or (ii) the closing of a Liquidation Transaction, as defined in the Restated Certificate.

3.2    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3    Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4    Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 65% of the Registrable Securities then outstanding, not including the Key Holders’ Stock; provided, however, that (a) if such amendment or waiver has the effect of affecting the Key Holders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Key Holders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Key Holders’ Stock; (b) the provisions of Section 1.1(c) and this Section 3.4(b) may not be amended or waived (either generally or in a particular instance, and either retroactively or prospectively) without the written consent of GV; (c) any amendment or waiver of the rights granted to the Major Investors in Section 2 above shall require the consent of the Company and holders of a majority of the Registrable Securities held by the Major Investors (and no other parties), provided that the rights granted to the Major Investors in Section 2.3 may not be waived with respect to a particular transaction unless all Major Investors are provided with the opportunity to purchase Shares on similar terms and in proportionally similar amounts as the other Major Investors who are participating in such offering; and (d) any amendment of the definition of Major Investor in Section 1.1(l) shall require the consent of the Company and holders of a majority of the Registrable Securities held by the Major Investors (and no other parties), provided that if the amendment would cause a Major Investor to no longer qualify as a Major Investor, then the amendment shall also require the consent of such Major Investor. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series C Preferred Stock pursuant to the Series C Agreement as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5    Notices. All notices or other communications hereunder shall be in writing and mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Key Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to an Investor or Key Holder, to the Investor’s or Key Holder’s address, facsimile number or electronic mail address as set forth on the Investor’s or Key Holder’s signature page to this Agreement or on Exhibit A to the Series C Agreement (or to any other address, facsimile number or electronic mail address for the Investor or Key Holder in the Company’s records), as may be updated in accordance with the provisions hereof;

(b)    if to the Company, to the attention of the Chief Executive Officer of the Company at the address set forth on the signature page to this Agreement, as may be updated in accordance with the provisions hereof.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if delivered by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, (iii) if sent by facsimile, upon confirmation of facsimile transmission if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, or (iv) if sent by electronic mail, upon transmission if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud.

3.6    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

3.8    Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.9    Counterparts. This Agreement may be executed by facsimile or electronic mail in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.12    Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

[Signature Pages Follow]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ARCUS BIOSCIENCES, INC.

By:	/s/ Terry Rosen
Name:	Terry Rosen
Title:	Chief Executive Officer

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CELGENE CORPORATION

By:	/s/ Robert Hershberg
Name:	Robert Hershberg
Title:	EVP, BD

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE ROSEN 1996 FAMILY TRUST DATED JUNE 28, 1996

By:	/s/ Terry Rosen
Name:	Terry Rosen
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JUAN CARLOS JAEN AND ANITA GALEANA, TRUSTEES OF THE JUAN CARLOS JAEN AND ANITA GALEANA 2000 TRUST

By:	/s/ Juan C. Jaen
Name:	Juan C. Jaen
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

YASUNORI KANEKO AND YUMI KANEKO, TRUSTEES OF THE KANEKO FAMILY TRUST U/D/T DATED JANUARY 20, 1992

By:	/s/ Yasunori Kaneko
Name:	Yasunori Kaneko
Title:	Trustee

By:	/s/ Yumi Kaneko
Name:	Yumi Kaneko
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DROIA GROUP

By:	/s/ Janwillem Naesens
Name:	Janwillem Naesens, representing Onko Bvba
Title:	Chairman of the Board of Directors

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FORESITE CAPITAL FUND III, L.P.

By:	Foresite Capital Management III, LLC
Its:	General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

G&H PARTNERS

By:	/s/ Stefan J. Palmer Jr.
Name:	Stefan J. Palmer Jr.
Title:	Director of Investment & G.P.

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GV 2016, L.P.

By:	GV 2016 GP, L.P., its General Partner
By:	GV 2016 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

GV 2017, L.P.

By:	GV 2017 GP, L.P., its General Partner
By:	GV 2017 GP, L.L.C., its General Partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVUS OPPORTUNITIES FUND III, LP

By:	Invus Opportunities GP III, LLC

By:	/s/ Sacha Lainovic
Name:	Sacha Lainovic
Title:	Managing Director

INVUS OPPORTUNITIES FUND III US, LP

By:	Invus Opportunities GP III, LLC

By:	/s/ Sacha Lainovic
Name:	Sacha Lainovic
Title:	Managing Director

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE COLUMN GROUP II, LP

By:	The Column Group II GP, LP
Its:	General Partner

By:	The Column Group, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

PONOI CAPITAL, LP

By:	Ponoi Management, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

EcoR1 Capital Fund, L.P.

By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Managing Director

EcoR1 Capital Fund Qualified, L.P.

By:	EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Managing Director

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BIOTECHNOLOGY VALUE FUND, LP

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner BVF Partners LP

BIOTECHNOLOGY VALUE FUND II, LP

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner BVF Partners LP

BIOTECHNOLOGY VALUE TRADING FUND OS, LP

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner BVF Partners LP

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVESTMENT 10, LLC

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc.,
General Partner BVF Partners LP

MSI-BVF SPV, LLC

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc.,
General Partner BVF Partners LP

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DECHENG CAPITAL CHINA LIFE SCIENCES USD FUND II, L.P.

By its General Partner,
Decheng Capital Management II (Cayman), LLC

By:	/s/ Xiangmin Cui
Name:	Xiangmin Cui
Title:	Managing Director

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AISLING CAPITAL IV, LP

By:	/s/ Robert Wenzel
Name:	Robert Wenzel
Title:	CFO

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LEERINK HOLDINGS LLC

By:	/s/ Timothy A.G. Gerhold
Name:	Timothy A.G. Gerhold
Title:	General Counsel

LEERINK SWANN CO-INVESTMENT FUND, LLC

By:	/s/ Jeffrey A. Leerink
Name:	Jeffrey A. Leerink
Title:	Manager

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RIBAS-ARMENGOL FAMILY TRUST

By:	/s/ Antoni Ribas
Name:	Antoni Ribas
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FALBERG-PREDOVICH FAMILY TRUST DTD 6-11-12

By:	/s/ Kathryn E. Falberg
Name:	Kathryn E. Falberg
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/Joyson Karakunnel
JOYSON KARAKUNNEL

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TAIHO VENTURES, LLC

By:	/s/ Sakae Asanuma
Name:	Sakae Asanuma
Title:	President

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CURIOSITY GROUP TRUST I – 2017A U/T/A OCTOBER 31, 2016

By:	/s/ Brook H. Byers
Name:	Brook H. Byers
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HH RSV-ARK HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name:	Colm O’Connell
Title:	Director

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FAIR BLESS LIMITED

By:	/s/ Yuan Sun
Name:	Yuan Sun
Title:	Director

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CURIOSITY GROUP TRUST II – 2017A U/T/A OCTOBER 31, 2016

By:	/s/ Shawn S. Byers
Name:	Shawn S. Byers
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

THE ROSEN 1996 FAMILY TRUST DATED JUNE 28, 1996

By:	/s/ Terry Rosen
Name:	Terry Rosen
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

JUAN CARLOS JAEN AND ANITA GALEANA, TRUSTEES OF THE JUAN CARLOS JAEN AND ANITA GALEANA 2000 TRUST

By:	/s/Juan C. Jaen
Name:	Juan C. Jaen
Title:	Trustee

SIGNATURE PAGE TO ARCUS BIOSCIENCES, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit A

SCHEDULE OF INVESTORS

The Rosen 1996 Family Trust Dated June 28, 1996

Juan Carlos Jaen and Anita Galeana, Trustees of the Juan Carlos Jaen and Anita Galeana 2000 Trust

Yasunori Kaneko and Yumi Kaneko, Trustees of the Kaneko Family Trust U/D/T dated January 20, 1992

Brian Landan

Stephen and Sandra Young Revocable Trust

Rieflin Family Trust u/a dtd 4/3/00, William J. Rieflin and Prudence H. Rieflin Trustees

McEvoy Worsencroft Family Trust DTD 7/29/94, Dennis L. McEvoy and Kim Worsencroft

Trustees

Jay P. Powers

Sharlene Stein Trust A Restated 03-16-2005

Nigel and Josephine Walker Living Trust dtd. 02/19/2013

Frank and Lorelei Chambers

Frank E. Galeana

Manolita Galeana, Trustee of the Manolita Galeana November 4, 1993 Revocable Living Trust

Tim Yuen and Samantha Stein

The Simke Family Revocable Trust, Separate Property of Jack G. Simke

Karl Handelsman

Julio C. Medina

Shichang Miao

Harvey S. Rosen and Marsha E. Novick, JT WROS

Matthew Walters

Cozad Investments, LP

Brandon Reid Rosen Trust U/A/D 11-22-1996, Sharlene Stein Trustee

Cameron Clark Rosen Trust U/A/D 6-22-1999, Sharlene Stein Trustee

Connor Edwin Rosen Trust U/A/D 11-22-1996, Sharlene Stein Trustee

Frank Edward Galeana, Trustee of the Grace Alexandra Jaen Irrevocable Trust, dated December 11, 2013

Frank Edward Galeana, Trustee of the John David Jaen Irrevocable Trust, dated December 11, 2013

Frank Edward Galeana, Trustee of the Katherine Emily Jaen Irrevocable Trust, dated December 11, 2013

Frank Edward Galeana, Trustee of the Marie Elizabeth Jaen Irrevocable Trust, dated December 11, 2013

Frederick J. Dotzler and Cassandra L. Dotzler, Trustees of the Dotzler Family Trust UDT Dated

August 9, 2001

Mark E. Hayes and Patricia M. Hayes

David L. Lacey

The Sanjay Popli and Rekha Hemrajani Revocable Living Trust

Judy M. Wong Living Trust Dated May 1, 2015

The Simke Family Revocable Trust, Separate Property of Robin D. Raphael-Simke

Gary Goodman and Bradley Matteoni

Joan L. Hixson, Trustee of the Joan L. Hixson Trust, dated 7/20/1978

Bruce I. Rosen

Tim Sullivan

Larry Martial Etcheverry and Ariel Anne Etcheverry Family Trust U/A dtd March 8, 2005

Hua Tu and Vickie Tu, Trustees of the Hua and Vickie Tu Family 2008 TRUST

Leah Duker

Mary Tsay

Jennifer Berrueta Vergara

RL Freitas and RG Freitas Co-Trustees of the Robert Freitas and Rita Freitas Rev. Trust

Kurt and Mollie Jurgenson

The 1989 Bayol Living Trust

Entrust Administration FBO Kurt Jurgenson Roth IRA Acct # 28642

Entrust Administration FBO Mollie A. Jurgenson Roth IRA Acct # 30743

Daniel W. Burke

The Column Group II, LP

Ponoi Capital, LP

Foresite Capital Fund III, L.P.

G&H Partners

Novartis Institutes for BioMedical Research, Inc.

Celgene Corporation

Frederick J. Dotzler and Cassandra L. Dotzler, Trustees of the Dotzler Family Trust UDT Dated August 9, 2001

Mark and Andrea Penfold, Joint Community Property with Rights of Survivorship

GV 2016, L.P.

GV 2017, L.P.

The Board of Trustees of the Leland Stanford Junior University (PVF)

DROIA Group

Taiho Ventures, LLC

Invus Opportunities Fund III US, LP

Invus Opportunities Fund III, LP

Ulrike Schindler

Doug Studebaker

Be Curious LLC

West Shore 1986 Partners, LP

Tim & Anu Hoey

RTA Capital LLC

Bradley Matteoni and Gary Goodman as Trustees of the Bradley Matteoni and Gary Goodman Revocable Living Trust dated March 15, 2016

Miao SC Investment LLC

EcoR1 Capital Fund, L.P.

EcoR1 Capital Fund Qualified, L.P.

Biotechnology Value Fund, LP

Biotechnology Value Fund II, LP

Biotechnology Value Trading Fund OS, LP

Investment 10, LLC

MSI-BVF SPV, LLC

Decheng Capital China Life Sciences USD Fund II, L.P.

Aisling Capital IV, LP

Leerink Holdings LLC

Leerink Swann Co-Investment Fund, LLC

Ribas-Armengol Family Trust

Kathryn E. Falberg, trustee of the Falberg-Predovich Family Trust dtd 6-11-12

Joyson Karakunnel

Brook H. Byers, trustee of the Curiosity Group Trust I – 2017A U/T/A October 31, 2016

Shawn S. Byers, trustee of the Curiosity Group Trust II – 2017A U/T/A October 31, 2016

Hadley Harbor Master Investors (Cayman) II L.P.

HH RSV-ARK Holdings Limited

Fairy Bless Limited